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                                   Exhibit 4.2
                           Specimen Stock Certificate


     Number                                                               SHARES
CH
                                  GRUBB & ELLIS
                                                                    COMMON STOCK
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE                           SEE REVERSE FOR RIGHTS LEGEND
THIS CERTIFICATE IS TRANSFERRABLE IN
CHICAGO, LOS ANGELES OR NEW YORK             SEE REVERSE FOR CERTAIN DEFINITIONS

                              GRUBB & ELLIS COMPANY

THIS CERTIFIES THAT                                            CUSIP 400095 20 4





IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 PER SHARE OF

                              CERTIFICATE OF STOCK

GRUBB & ELLIS COMPANY, TRANSFERRABLE ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR ANY ACKNOWLEDGED ATTORNEY UPON THE SURRENDER OF THE CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

     WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:
                         /s/ Wilbert F. Schwartz
                         PRESIDENT                                     CORPORATE
                                                                            SEAL
                         /s/ Robert J. Hanlon, Jr.
                         SECRETARY

COUNTERSIGNED AND REGISTERED:
HARRIS TRUST COMPANY
OF CALIFORNIA            TRANSFER AGENT
                         AND REGISTRAR
BY

                          AUTHORIZED OFFICER